UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
May 14, 2026
Date of Report (Date of earliest event reported)

CBIZ, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5959 Rockside Woods Blvd. N., Suite 600
Independence, Ohio 44131
(Address of principal executive offices, including zip code)
216-447-9000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange On which registered
Common Stock per value $0.01 per share	CBZ	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07    Submission of Matters to a Vote of Security Holders
The annual meeting of stockholders of CBIZ, Inc. (the "Company") was held on May 14, 2026. The following matters were voted on at the annual meeting:
1.The stockholders elected the following nominees as directors. The results of the vote taken were as follows:

Directors	For	Against	Abstain	Broker Non Votes
Richard T. Marabito	38,239,045	3,032,215	29,733	5,909,457
Rodney A. Young	38,477,074	2,653,266	170,653	5,909,457
2.The stockholders ratified the selection of KPMG LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the year ending December 31, 2026. The results of the vote taken were as follows:

For	45,982,194
Against	1,129,651
Abstain	98,605
3.The stockholders approved, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the 2026 proxy statement. The results of the vote taken were as follows:

For	39,871,104
Against	1,406,070
Abstain	23,819
Broker Non Votes	5,909,457

SIGNATURES:
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2026

CBIZ, Inc.

By:	/s/ Jaileah X. Huddleston
Name:	Jaileah X. Huddleston
Title:	Senior Vice President, Chief Legal Officer, and Corporate Secretary